UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2007

Zhongpin Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	333-112111 (Commission File Number)	54-2100419 (IRS Employer Identification No.)

21 Changshe Road, Changge City, Henan Province People’s Republic of China (Address of principal executive offices)		(Zip Code)

011 86 374-6216633
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02. Unregistered Sales of Equity Securities.

On October 9, 2007, we consummated the sale and issuance (the “Offering”) of an aggregate of 6.25 million shares of our common stock, $.001 par value per share (the “Common Stock”), at a purchase price of $8.00 per share, pursuant to the terms of a Securities Purchase Agreement (the “Purchase Agreement”), dated as of September 28, 2007 between our company and various accredited institutional investors listed therein, and as reported on our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 2, 2007. Such securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Regulation D under the Securities Act.

SECTION 8 - OTHER EVENTS

Item 8.01.  Other Events.

On October 9, 2007, we issued a press release announcing the consummation of the sale and issuance of the securities reported in Item 3.02 above. A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Document

99.1	Press Release Announcing Consummation of Sale of Equity Securities, dated October 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHONGPIN INC. (Registrant)

By:	/s/ Xianfu Zhu
Name: Xianfu Zhu Title: Chief Executive Officer

Dated: October 9, 2007

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release Announcing Consummation of Sale of Equity Securities, dated October 9, 2007.